UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2010

TIM HORTONS INC.

(Exact name of registrant as specified in its charter)

Canada	001-32843	98-0641955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

874 Sinclair Road, Oakville, ON, Canada		L6K 2Y1
(Address of principal executive offices)		(Zip Code)

(905) 845-6511

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 13, 2010, Tim Hortons Inc. (the “Corporation”) issued a press release containing information regarding its first quarter 2010 financial results and certain other information. The press release is attached hereto as Exhibit 99.1.

Item 7.01	Regulation FD Disclosure.

The Corporation will host a quarterly conference call to discuss its first quarter 2010 results on Thursday, May 13, 2010 at 2:30 p.m. (Eastern Daylight Savings Time). Investors and the public may listen to the conference call in the manner described in the Corporation’s press release attached hereto as Exhibit 99.1.

The Corporation will also hold its Annual Meeting of Shareholders on Friday, May 14, 2010 at 10:30 a.m. (Eastern Daylight Savings Time) at the School of Hospitality Management, Ted Rogers School of Management, Ryerson University, 7th Floor Auditorium, 55 Dundas Street West, Toronto, Ontario. A live webcast of the event will be available at www.timhortons-invest.com through the “Events and Presentations” tab, also as more fully described in the Corporation’s press release attached hereto as Exhibit 99.1.

Item 8.01	Other Events.

On May 13, 2010, the Corporation also announced that its Board of Directors has approved a Cdn.$0.13 per common share quarterly dividend. The dividend is payable on June 15, 2010 to shareholders of record on May 28, 2010. The declaration of all future dividends is subject to the Board’s discretion. The full text of the Corporation’s press release issued today regarding its regular quarterly dividend is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press release issued by the Corporation dated May 13, 2010 regarding the release of quarterly financial results and other information and Safe Harbor Statement.

Exhibit 99.2	Press release issued by the Corporation dated May 13, 2010 announcing the declaration of Cdn.$0.13 per common share quarterly dividend.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIM HORTONS INC.

Date: May 13, 2010	By:	/s/ JILL E. AEBKER
Jill E. Aebker Deputy General Counsel and Secretary